UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GW PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT

TO

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on May 26, 2020

The date of this Supplement is May 6, 2020.

On April 7, 2020, GW Pharmaceuticals plc (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2020 Annual General Meeting of Shareholders (“AGM”). The Company has set May 26, 2020 as the date for the AGM. The meeting will be held at the Company’s office at Kingsgate House, Newbury Rd, Andover, SP10 4DU, England at 4:00 p.m. local time. As previously disclosed, the record date for determining the holders of the Company’s American Depositary Shares entitled to vote at the AGM has been fixed as the close of business on March 31, 2020. This Supplement supplements, amends and should be read in conjunction with the Proxy Statement in order to add information regarding director attendance at the meetings of the Company’s Board of Directors and the committees of the Board of Directors.

Board of Director Meetings and Committees Attendance

During the Company’s fiscal year ended December 31, 2019, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.